Exhibit 8.1

Opinion of Greenberg Traurig, P.A.

June 5, 2013

BioTelemetry, Inc.

227 Washington Street #210

Conshohocken, PA 19428

Ladies and Gentlemen:

We have acted as counsel for BioTelemetry, Inc., a Delaware corporation (the “Company”), and a direct and wholly owned subsidiary of CardioNet, Inc., a Delaware corporation (“CardioNet”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-4 (the “Registration Statement”) relating to the registration under the Securities Act of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), as described in the Registration Statement. The Shares will be issued pursuant to the Agreement and Plan of Merger, dated as of April 22, 2013, as set forth in Annex I to the proxy statement/prospectus constituting a part of the Registration Statement (the “Reorganization Agreement”), among the Company, CardioNet and BioTelemetry Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will be merged with and into CardioNet (the “Merger”). CardioNet will be the surviving company in the Merger and become a wholly-owned subsidiary of the Company and, as a result of the Merger, each outstanding share of common stock, par value $0.001 per share, of CardioNet will be converted into one share of common stock of the Company, as described in the Registration Statement.   Immediately after the Merger and as part of the same plan, CardioNet will distribute all of its interests in Braemar, LLC, a Delaware limited liability company (“Braemar”) and cardioCORE Lab, LLC, a Delaware limited liability company (“cardioCORE”), to the Company, a result of which Company will be the sole member of Braemar and cardioCORE.  Thereafter, CardioNet will convert under Delaware law into a Delaware limited liability company (the “Conversion”).

For purposes of this opinion letter, we have examined the Registration Statement, the Reorganization Agreement and originals or copies, identified to our satisfaction, of such other documents, corporate records, instruments and other relevant materials as we deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies, and we have assumed that all such documents have been, or will be by the Effective Time (as defined in the Reorganization Agreement), duly and validly executed and delivered where due execution and delivery are a requisite to the effectiveness thereof. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by, and in accordance with, the terms of the Reorganization Agreement, (ii) the Shares will be issued in the manner contemplated by the Reorganization Agreement, (iii) the facts and information contained in the Reorganization Agreement and Registration Statement are true and correct, (iv) the representations made by the Company and CardioNet in a certificate (the “Certificate”) provided by the Company and CardioNet to the undersigned are true and correct as of the date hereof and will continue to be true and correct through and including the Effective Time, (v) any representations made in the Certificate which are qualified by knowledge or similar qualification are and will continue to be accurate without regard to such qualifications and (vi) we have your express consent to rely on each of the statements in the Certificate.

The opinion expressed herein is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder (including proposed and temporary regulations) and interpretations of the foregoing as expressed in court decisions, administrative determinations and legislative history, as of the date hereof. The opinion expressed is subject to change in the event of a change in the applicable law or change in the interpretation of such law by the courts or by the Internal Revenue Service (the “IRS”), or a change in any of the facts and assumptions upon which such opinion is based. There is no assurance that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements and opinion expressed herein. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes. This opinion represents only counsel’s best legal judgment and has no binding effect or official status of any kind, so that no assurance can be given that the position set forth below will be sustained by a court, if contested.

The Conversion and the distribution of the interests in Braemar and cardioCORE to the Company should together be treated for Federal income tax purposes as a liquidation of CardioNet into the Company.  Thereafter, assuming CardioNet, as a limited liability company, does not make an election to be treated as an association taxable as a corporation, it will be treated as a disregarded entity pursuant to Treasury Regulation Section 1.7701-3(b).  In Revenue Ruling 67-274, 1967-2 C.B. 141, the IRS ruled that an acquiring corporation’s acquisition of all of the stock of a target corporation solely in exchange for voting stock of the acquired corporation followed by the liquidation of the target corporation as part of the same plan, will be treated as an acquisition by the inquiring corporation of substantially all of the target corporation’s assets in a reorganization described in Section 368(a)(1)(C) of the Code.  The determination of whether the liquidation of CardioNet and the distribution of the interests in Braemar and cardioCORE are part of the plan of reorganization is a matter of facts and circumstances.  Based on the representations contained in the Certificate, we have concluded that the Conversion and the distribution of the interests in Braemar and cardioCORE should be treated as part of the plan of reorganization and, therefore, the Merger, the Conversion and the distribution together should be treated as a reorganization described in Section 368(a)(1)(C) of the Code.

If the IRS determines that the Conversion should not be treated as part of the plan of reorganization, and rather, should be treated as a transaction separate from the Merger, the Merger would be treated as a reorganization described in Section 368(a)(2)(E) of the Code.

The shareholders of CardioNet will receive the same treatment for Federal income tax purposes, regardless of whether the transaction is determined to be a reorganization described in Section 368(a)(1)(C) or Section 368(a)(2)(E) of the Code.

Based on the foregoing, the discussion set forth in the section entitled “The Holding Company Proposal (Item 1 on Proxy Card)—Material U.S. Federal Income Tax Consequences” in the proxy statement/prospectus which is a part of the Registration Statement represents the opinion of Greenberg Traurig, P.A. as to the material U.S. federal income tax consequences applicable to the shareholders of CardioNet with respect to the Merger.

The opinion expressed in this letter is limited to the U.S. federal income tax matters specifically addressed herein, and we have not addressed herein any state, local or foreign tax or other consequences of the Merger.

This opinion is furnished to you solely for its use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the proxy statement/prospectus which is a part of the Registration Statement in connection with the references to this opinion and the material U.S. federal income tax consequences of the Merger. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

Yours very truly,

/s/ Greenberg Traurig, P.A.